Filed Pursuant to Rule 424(b)(3)

Registration No. 333-155800

December 2010 Performance Update

The Frontier Fund Supplement Dated December 31, 2010 to Prospectus Dated April 30, 2010

The Frontier Fund Class 1 Original

T H E    F RO N T I E R    F U N D’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

December performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	December 31, 2010	December 31, 2010	NAV /Unit
	MTD	YTD
Balanced Series-1	3.67%	11.31%	$131.95
Balanced Series-1a	3.60%	10.30%	$116.36
Campbell/Graham/Tiverton Series-1	2.72%	5.56%	$110.46
Currency Series-1	-0.93%	1.39%	$79.09
Long/Short Commodity Series-1	6.61%	16.66%	$132.73
Winton/Graham Series-1	3.84%	8.88%	$119.83
Winton Series-1	3.86%	14.86%	$135.04
Long Only Commodity Series-1	9.29%	12.59%	$94.11
Managed Futures Index Series-1	5.70%	4.82%	$117.96

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of December 31, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$26,001,260.14
Unrealized trading gain/(loss)			(12,663,374.59)
Less: commissions			(353,566.89)
Less: FCM fees			(104,985.73)
Foreign currency gain/(loss)			108,663.61
Interest income			10,242.77

Total Income			12,998,239.31

EXPENSES

Management fees			166,408.14
Incentive fees			1,913,660.90
Broker service fees			713,888.49

Total Expenses			2,793,957.53

Net Income (Loss)			$10,204,281.78

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,197,715.24792	$279,713,562.59	127.27
Current month additions	530.99927	67,873.54
Current month redemptions	(17,012.98884)	(2,178,207.49)
Net Income (loss) for current month		10,204,281.78

Net Asset Value, end of current month	2,181,233.25835	$287,807,510.42	131.95

	Monthly rate of return		3.67%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$462,412.35
Unrealized trading gain/(loss)			(225,262.98)
Less: commissions			(6,278.77)
Less: FCM fees			(1,865.63)
Foreign currency gain/(loss)			1,929.38
Interest income			5,579.19

Total Income			236,513.54

EXPENSES

Trading Fee			8,931.26
Management fees			2,959.84
Incentive fees			33,976.28
Broker service fees			12,685.07

Total Expenses			58,552.45

Net Income (Loss)			$177,961.09

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	44,138.47255	$4,957,586.12	112.32
Current month additions	6.74278	760.29
Current month redemptions	(138.88378)	(15,749.03)
Net Income (loss) for current month		177,961.09

Net Asset Value, end of current month	44,006.33155	$5,120,558.47	116.36

	Monthly rate of return		3.60%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,024,945.03
Unrealized trading gain/(loss)			1,333,297.14
Less: commissions			(74,024.37)
Less: FCM fees			(26,196.55)
Foreign currency gain/(loss)			23,356.42
Interest income			6,755.49

Total Income			2,288,133.16

EXPENSES

Management fees			207,692.28
Incentive fees			246,458.69
Broker service fees			158,789.76

Total Expenses			612,940.73

Net Income (Loss)			$1,675,192.43

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	578,704.38483	$62,231,440.78	107.54
Current month additions	92.93392	10,162.51
Current month redemptions	(18,948.89840)	(2,073,800.17)
Net Income (loss) for current month		1,675,192.43

Net Asset Value, end of current month	559,848.42035	$61,842,995.55	110.46

	Monthly rate of return		2.72%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$13,538.85
Unrealized trading gain/(loss)			(54,447.94)
Less: FCM fees			(2,723.08)
Interest income			3,658.50

Total Income			(39,973.67)

EXPENSES

Management fees			4,488.17
Incentive fees			—
Broker service fees			16,622.22

Total Expenses			21,110.39

Net Income (Loss)			$(61,084.06)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	83,076.97993	$6,631,844.78	79.83
Current month additions	66.22064	5,237.38
Current month redemptions	(2,449.60617)	(194,115.77)
Net Income (loss) for current month		(61,084.06)

Net Asset Value, end of current month	80,693.59440	$6,381,882.33	79.09

	Monthly rate of return		-0.93%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$3,707,185.68
Unrealized trading gain/(loss)			(1,212,739.44)
Less: commissions			(26,467.17)
Less: FCM fees			(12,855.31)
Foreign currency gain/(loss)			288.78
Interest income			32,199.15

Total Income			2,487,611.69

EXPENSES

Management fees			130,221.56
Incentive fees			315,716.54
Broker service fees			78,018.52

Total Expenses			523,956.62

Net Income (Loss)			$1,963,655.07

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	244,970.25994	$30,498,560.81	124.50
Current month additions	75.41101	9,550.97
Current month redemptions	(10,089.81550)	(1,286,011.23)
Net Income (loss) for current month		1,963,655.07

Net Asset Value, end of current month	234,955.85545	$31,185,755.62	132.73

	Monthly rate of return		6.61%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$971,320.17
Unrealized trading gain/(loss)			1,442,604.43
Less: commissions			(29,270.03)
Less: FCM fees			(19,274.62)
Foreign currency gain/(loss)			3,262.92
Interest income			23,282.64

Total Income			2,391,925.51

EXPENSES

Management fees			134,346.23
Incentive fees			425,312.05
Broker service fees			116,634.63

Total Expenses			676,292.91

Net Income (Loss)			$1,715,632.60

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	388,392.11493	$44,819,612.24	115.40
Current month additions	102.51739	12,086.73
Current month redemptions	(5,462.43944)	(649,085.72)
Net Income (loss) for current month		1,715,632.60

Net Asset Value, end of current month	383,032.19288	$45,898,245.85	119.83

	Monthly rate of return		3.84%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,305,103.43
Unrealized trading gain/(loss)			1,141,795.18
Less: commissions			(5,157.02)
Less: FCM fees			(20,550.79)
Foreign currency gain/(loss)			(1,425.71)
Interest income			32,138.65

Total Income			2,451,903.74

EXPENSES

Management fees			99,886.24
Incentive fees			380,476.64
Broker service fees			124,919.30

Total Expenses			605,282.18

Net Income (Loss)			$1,846,621.56

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	369,610.75484	$48,059,934.83	130.03
Current month additions	186.79916	24,778.56
Current month redemptions	(4,346.30868)	(580,354.08)
Net Income (loss) for current month		1,846,621.56

Net Asset Value, end of current month	365,451.24532	$49,350,980.87	135.04

	Monthly rate of return		3.86%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$307,085.46
Unrealized trading gain/(loss)			(4,628.87)
Less: commissions			—
Less: FCM fees			(1,403.39)
Foreign currency gain/(loss)			—
Interest income			5,246.82

Total Income			306,300.02

EXPENSES

Management fees			3,715.35
Incentive fees			—
Broker service fees			5,706.39

Total Expenses			9,421.74

Net Income (Loss)			$296,878.28

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	37,851.80817	$3,259,347.00	86.11
Current month additions	0.92264	83.57
Current month redemptions	(2,265.93582)	(207,355.81)
Net Income (loss) for current month		296,878.28

Net Asset Value, end of current month	35,586.79499	$3,348,953.04	94.11

	Monthly rate of return		9.29%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$6,400.11
Unrealized trading gain/(loss)			73,938.85
Less: commissions			(626.01)
Less: FCM fees			(582.20)
Foreign currency gain/(loss)			120.19
Interest income			2,261.29

Total Income			81,512.23

EXPENSES

Management fees			2,918.01
Incentive fees			—
Broker service fees			2,341.50

Total Expenses			5,259.51

Net Income (Loss)			$76,252.72

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	12,077.94911	$1,347,900.04	111.60
Current month additions	—	—
Current month redemptions	(307.71309)	(35,700.68)
Net Income (loss) for current month		76,252.72

Net Asset Value, end of current month	11,770.23602	$1,388,452.08	117.96

	Monthly rate of return		5.70%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Managed Futures Index Series 1